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                       HATTERAS MULTI-STRATEGY FUND, L.P.

                                    EXHIBIT D

         ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

                   YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

                         NOTICE OF WITHDRAWAL OF TENDER

                               Regarding Units in

                       HATTERAS MULTI-STRATEGY FUND, L.P.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 24, 2008

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                     RECEIVED BY UMB FUND SERVICES, INC. BY,
           12:00 MIDNIGHT, EASTERN STANDARD TIME, ON JANUARY 26, 2009,
                          UNLESS THE OFFER IS EXTENDED.

                Complete This Notice of Withdrawal And Return To:

                      Hatteras Multi-Strategy Fund, L.P.,
                           c/o UMB Fund Services, Inc.
                                  P.O. Box 1623
                            Milwaukee, WI 53201-1623

                      Attention: Tender Offer Administrator
                              Phone: (800) 504-9070
                               Fax: (816) 860-3138


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                       HATTERAS MULTI-STRATEGY FUND, L.P.

Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its limited partnership units in Hatteras Multi-Strategy Fund, L.P. (the "Fund"), or the tender of some of such units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

     Such tender was in the amount of:

        [ ]  All of the undersigned's entire limited partnership units.

        [ ] A portion of the undersigned's limited partnership units expressed as a specific dollar value or number of units.

        $_______________________ or _______________________ (number of units)

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the units in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                   FOR OTHER INVESTORS:
AND JOINT TENANTS:


--------------------------------------     -------------------------------------
Signature                                  Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


--------------------------------------     -------------------------------------
Print Name of Investor                     Signature
                                           (SIGNATURE OF OWNER(S) EXACTLY AS
                                           APPEARED ON SUBSCRIPTION AGREEMENT)


--------------------------------------     -------------------------------------
Joint Tenant Signature if necessary        Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


--------------------------------------     -------------------------------------
Print Name of Joint Tenant                 Co-signatory if necessary (SIGNATURE
                                           OF OWNER(S) EXACTLY AS APPEARED ON
                                           SUBSCRIPTION AGREEMENT)

                                           -------------------------------------
                                           Print Name and Title of Co-signatory

Date:
      ----------------


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